Exhibit 99
FOR IMMEDIATE RELEASE April 16, 2003	For More Information, Contact: William A. Griffith, Investor Relations 913-780-9595 Jim Drewitz, Public Relations 972-355-6070

BUTLER NATIONAL CORPORATION ENDORSES SENATE BILL FOR STATE-OWNED GAMING IN KANSAS

- Butler supports Gaming Accountable to Kansans (GATK)

[OLATHE, KANSAS] April 16, 2003 - Butler National Corporation (OTC Bulletin Board "BUKS"), announces the endorsement of Kansas Senate Bill No. 283 (SB 283) to provide funds for the state budget crisis through State owned and operated tourism and entertainment facilities. See website: http://www.kslegislature.org/bills/2004/283.pdf.

The basis for SB 283 is Gaming Accountable to Kansans (GATK). Approval of SB 283 will promote tourism in Kansas, add new jobs in Kansas, and bring new money to Kansas. Additionally, it will also promote local community economic development, retain Kansas entertainment dollars in Kansas and allow Kansas to continue to maintain the quality of education at all levels as expected by all Kansans.

SB 283 provides for the State of Kansas to own and operate entertainment facilities. The entertainment facilities are supported by a constitutional amendment allowing the Kansas Lottery approved by the people of Kansas in 1986 and reviewed by the Kansas Supreme Court in 1994.

SB 283 provides a legal structure for the entertainment facilities adopted from the 1988 Indian Gaming Regulatory Act passed by the United States Congress. Under the proposed structure, the State of Kansas will receive 70% of the net revenues (profits) from each facility and the management company will receive 30%. Money for construction and operation is to be arranged by the Manager under the terms of a Management Contract and repaid by the funds distributable to the owner.

Butler National offers management consulting services to Kansas communities interested in the establishment of a Lottery Gaming Facility as defined by SB 283. After passage of SB 283 and approval by the Governor, Butler National is interested in being named a Kansas based Manager of some of these facilities. Butler National believes that it has arranged adequate financing to provide funding for facilities in the State of Kansas.

Clark Stewart, President and Chief Executive Officer of Butler National Corporation said, "We have been a Kansas company for more than forty years. We continue to be concerned about real funding of the state budget in the best interest of all Kansans. We believe that the support of our educational system is absolutely critical for the continued economic viability of the State of Kansas."

CAUTION - There can be no assurance that SB 283 will ever be considered by the Kansas Legislature, be passed by the Legislature, be approved and signed by the Governor, or that Butler National will ever be named the Manager for any entertainment facilities.

About Butler National Corporation:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dessault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:
The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

For more information, please visit the Company web site: www.butlernational.com